October 28, 2016
Securities and Exchange Commission 100 F Street, N.W. Washington, DC 20549
Commissioners:
Re: Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund Inc. ("Registrant"), a Maryland Corporation File No. 811-07062, EIN: 95-4393390 FORM 8-K, Item 4.01 Changes in Registrant's Certifying Accountant As required by Item 304(a)(1) of Regulation S-K, the Registrant provides the following information in connection with the replacement of Ernst & Young, LLP ("EY"), which was engaged for 2015 and prior years as the independent accountant to audit the Registrant's financial statements:
(i)
The Registrant was notified by EY on October 10, 2015 of its intention to resign once "an alternative service provider is engaged"; on November 12, 2015, EY confirmed that its relationship with the Registrant had ceased.

(ii)
EY's report on the financial statements for 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


(iii) On November 6, 2015, the Registrant's Audit Committee approved BBD, LLP ("BBD") as independent auditor for the 2015 financial statements. Also on November 6, 2015, the Registrant's Board of Directors selected and appointed BBD as the Registrant's Independent Auditor for the fiscal year ending December 31, 2015.

(iv)
During the Registrant's two most recent fiscal years and any subsequent interim period preceding EY's resignation, the Registrant had no disagreements with EY on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(2)(i) During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging BBD on November 6, 2015, neither the Registrant (nor someone on its behalf) consulted BBD regarding the application of accounting principles to a specified (completed or proposed) transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

(3)
Registrant neglected to file the disclosures called for by Item 4.01 on Form 8-K as required, and, consequently, the Registrant neglected to provide the letter to the former accountant to obtain its agreement with the Registrant's statement. On November 12, 2015, the former accountant EY submitted a letter to the Commission1 stating that its client-auditor relationship with the Registrant had ended; separately, and also on that date, EY furnished a letter addressed to the Registrant's Chief Compliance Officer2 confirming that its client-auditor relationship with the Registrant had ended. Even though EY was in full agreement with the statements in response to Item 303(a)(1), these letters did not include confirming language. Therefore, on October 25, 2016, Registrant provided EY a copy of the Registrant's disclosures in response to Item 304(a)(1) and requested that EY furnish the Registrant a letter addressed to the Commission in compliance with item 304(a)(3). On October 27, 2016, EY provided a letter stating that it agrees with the Registrant's disclosure in compliance with
Item 304(a)(1) paragraphs (i), (ii) and (iv); EY's October 27, 2016 letter is attached as Exhibit A.



Please address any questions regarding the attached filing to the undersigned at (818) 245-7530.

Sincerely,
/s/ Catherine L. Henning Catherine L. Henning Vice President and Secretary
Attachments: Exhibit A, EY Letter dated Oct. 27, 2016
Exhibit B, EY Letter to the Commission dated Nov. 12, 2015
Exhibit C, EY Letter to Pacific Advisors Fund CCO dated Nov. 12, 2015
1 Exhibit B 2 Exhibit C


Exhibit A
Ernst & Young LLP Tel: +1 213 977 3200 725 South Figueroa Street
Fax: +1 213 977 3729 Los Angeles, CA 90017 ey.com
October 27, 2016
Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Ladies and Gentlemen:
We have read the disclosure required by Item 4.01 of Form 8-K, dated
October 25, 2016, of Pacific Advisors Fund Inc. and are in agreement with the statements contained in the paragraphs (i), (ii) and

(iv) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
Ernst & Young LLP

cc:  	Ms. Jingjing Yan Treasurer Pacific Advisors Fund, Inc. 101 N Brand
Blvd, Suite 1950 Glendale, CA 91203
A member firm of Ernst & Young Global Limited


Exhibit B
Ernst & Young LLP Tel: +1 213 977 2300 Suite 500 Fax: +1 213 977 3729 725
South Figueroa Street ey.com Los Angeles, CA 90017-5418
November 12, 2015
PCAOB Letter File Officer of the Chief Accountant Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 SECPSletter@sec.gov
Commissioners:
This is to confirm that the client-auditor relationship between Pacific Advisors Fund, Inc. (Commission File Number 811-07062) and Ernst & Young LLP has ceased.
Very truly yours,
Ernst & Young LLP

cc: 	Ms. Jingjing Yan Treasurer Pacific Advisors Fund, Inc. 101 N Brand
Blvd, Suite 1950 Glendale, CA 91203
Pacific Advisors Funds Page 1 of 1

Exhibit C
Ernst & Young LLP Tel: +1 213 977 2300 Suite 500 Fax: +1 213 977 3729 725
South Figueroa Street ey.com Los Angeles, CA 90017-5418
November 12, 2015
PCAOB Letter File Officer of the Chief Accountant Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 SECPSletter@sec.gov Dear Ms. Kelley
This is to confirm that the client-auditor relationship between Pacific Advisors Fund, Inc. (Commission File Number 811-07062) and Ernst & Young LLP has ceased.
Very truly yours,
Ernst & Young LLP

cc: 	Ms. Barbara Kelley Executive Vice President Pacific Global Investment
Management Company 101 N Brand Blvd, Suite 1950 Glendale, CA 91203
Pacific Advisors Funds Page 1 of 1